CENTURION COUNSEL FUNDS, INC.
365 So. Rancho Santa Fe Road, 3rd Floor
San Marcos, California 92069


IMPORTANT INFORMATION FOR THE SHAREHOLDERS IN THE
CENTURION COUNSEL FUNDS

This package contain your proxy card. The proxy card is your ballot. When you vote your proxy, it tells us how to vote on your behalf on important issues relating to your fund. When you complete, sign and return your proxy card to us, we ll vote it exactly as you tell us.
If you simply sign and return your proxy, we ll vote it in accordance with the Director s recommendations on page 2. We urge you to spend a couple of minutes with the proxy statement, and either fill out your proxy card and return it to us via the mail. If a sufficient number of our shareholders don t return their proxies, we may have to incur the expense of follow-up solicitations, which can cost your fund money. We want to know how you would like to vote and welcome your comments. Please take a few moments with these materials and return your proxy to us.

If you have any questions, please contact us at the following number: (760) 471-8536 or email us at CenturionCounsel.com.




Table of Contents

                                                Page
A Message from the Chairman                       1

Notice of Annual Shareholder Meeting              2

Proxy Statement                                   3


Proxy Card enclosed








A Message from the Chairman


Dear Shareholder:

I am writing to you to ask for your vote on important matters that affect your fund. While you are, of course, welcome to join us at your funds meeting, most shareholders cast their vote by either filling out and signing the enclosed proxy card. We are asking for your vote on the proposal fixing the number of Directors and electing your fund s Directors.

We want very much for each of our shareholders to attend our meeting. However, we realize this may not be possible. Whether or not you plan to be present, we need your vote. We urge you to give us your voting by completing, signing, and returning the enclosed proxy card promptly. A postage-paid envelope is enclosed for mailing.

When shareholders do not return their proxies, their fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies, so please don t put this proxy aside for another day.

Your vote is important to us. We appreciate the time and consideration that I am sure you will give this important matter. If you have any questions about the proposals, contact us at (760) 471-8536.

Sincerely,



Jack K. Heilbron, Chairman





CENTURION COUNSEL FUNDS, INC.

Notice of Annual Meeting of Shareholders

This is the formal agenda for our annual shareholder meeting. It tells you what matters will be voted on and the time and place of the meeting, if you can attend in person.

To the Shareholders of Centurion Counsel Funds, Inc.

The Annual Meeting of Shareholders of your fund will be held May 15, 2002 at 10:00 a.m., Pacific time, at 365 S.
Rancho Santa Fe Road, 3rd Floor, San Marcos, California
92069, to consider the following:

1.   The election of Ms. Freeland, Mr. Heilbron, Mr. Rollings,
     Mr. Schwartz, and Mr. Werner to the fund s Board of
     Directors.  See page    .

2. The Ratification of Squire & Company as the Funds independent auditors.

3. The voting on any other business which may presently come before the meeting.

     WE URGE YOU TO MARK, SIGN, DATE, AND RETURN BY MAIL THE
ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR PROVIDE
US YOUR VOTING INSTRUCTIONS VIA THE INTERNET SO YOU WILL BE
REPRESENTED AT THE MEETING.

By order of the Board of Directors,



Dawn McDaniel
Secretary

April 15, 2002



CENTURION COUNSEL FUNDS, INC.

PROXY STATEMENT

This Proxy Statement will give you the information you need to vote on the matters listed on the previous page. Much of the information in the proxy statement is required under rules of the Securities and Exchange Commission ("SEC"); some of it is technical. If there is anything you dont understand, please contact us at
(760) 471-8536.

Who Is Asking for Your Vote?

The enclosed proxy is solicited by the Directors of Centurion Counsel Funds, Inc. for use at the Annual Meeting of Shareholders of your fund to be held on May 15, 2002, and, if your fund s meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Annual Meeting (see previous page).

Who Is Eligible to Vote?

Shareholders of record at the close of business on Thursday, March 15, 2002 of each of the three Centurion Counsel Funds series are entitled to be present and to vote at the Meeting or any adjourned Meeting. Centurion Counsel Funds, Inc. currently has three fund series, the Market Neutral Fund, the Growth Fund, and the Real Estate Fund. Each of these shareholders of record is entitled to one vote for each share owned on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the proxy statement were first mailed to shareholders of record on or about April 15, 2002. On what issues am I being asked to vote?

How Do Your Fund s Directors Recommend That I Vote?

The Directors unanimously recommend that you vote:

PROPOSAL FOR the election of the five nominees.

PROPOSAL FOR the ratification of the selection of Squire & Company as independent auditors of your fund.

PROPOSAL FOR the proxyholders to have discretion to vote on any other business that may properly come before the Meeting.

How Do I Ensure That My Vote Is Counted?


You may attend the Meeting and vote in person or you may complete and return the enclosed proxy card. Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you specify a vote for the Proposals, your shares will be voted IN FAVOR of the nominees for Director (Proposal 1), IN FAVOR of ratifying the selection of Squire & Company as independent auditors (Proposal 2), and IN ACCORDANCE with the discretion of the persons named in the proxy card as to any other matters that may properly come before the Meeting (Proposal 3).

Can I Revoke My Proxy?

You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to your fund that is received at or prior to the Meeting, or you may attend the Meeting and vote in person.

THE PROPOSALS

PROPOSAL 1: ELECTION OF DIRECTORS

How Are Nominees Selected?

Your fund s Board of Directors (the "Board") has a Nominating and Compensation Committee (the "Committee") consisting of Ms.Freeland, Mr. Schwartz and Mr. Werner who is Chairman of the Committee. Each of these members is an independent director. The Committee is responsible for the selection and nomination of candidates to serve as Directors of your fund. The Committee will review any nominations from shareholders of persons to be elected to the Board of directors, if they are submitted in writing and addressed to the Committee at your fund s offices. The Committee expects to be able to identify from its own resources an ample number of qualified candidates.

Who Are the Nominees and Directors?

The nominees for director are:

Carol Ann Freeland, age 64, has served as a director of your fund since December 20, 1994. Since 1992, Executive Vice President, Collateral Equity Management, of Dallas, Texas. From 1987 to 1992, Executive Vice President, Financial Services Exchange, Irving, Texas; from 1985 to 1986, Vice President, Marketing Property Co. of America, Dallas Texas. Ms. Freeland s business address is 4015 Beltline Road, Suite 200, Dallas, TX 75244

Jack K. Heilbron, age 51, has served as a director of your fund since December 20, 1994, and he previously served as director of your fund from 1989 to 1990. Mr. Heilbron has served as portfolio manager for your fund since 1990. Since 1984, Mr. Heilbron is also Chairman, Chief Executive Officer and a director of our advisor, Centurion Counsel, Inc., and at the same time serves in one or more of the same capacities for a number of Centurion Counsel s affiliated companies, including "Centurion Counsel" or Centurion Institutional Services, Inc. ("CISI"), the funds principal underwriter and the funds administrator, Centurion Group, Inc. ("Centurion Group"). Each of Centurion Counsel and these affiliates is owned directly or indirectly by CI Holding Group, Inc. ("CI Holding"), a privately held California corporation. Mr. Heilbron beneficially owns approximately 25% of CI Holding. CI Holding is primarily engaged, through various subsidiaries, in providing investment management, share distribution, transfer agent and administrative services to a family of investment companies. Mr. Heilbron s business address is 365 So. Rancho Santa Fe Rd., 3rd Floor, San Marcos, CA 92069

Sumner J. Rollings, age 53, has served as a director of your fund since April 2001. Since May 1999 he served as sales executive for Joseph Webb Foods of Vista, California and previously from 1985 to 1999, sales executive for Alliant Food Service Sales. Mr. Rollings business address is 1201 Park Center Dr., Vista, CA 92083.

Thomas E. Schwartz, age 61, has served as a director of your fund since March 10, 2001. Mr. Schwartz has been a Certified Financial Planner since November 1989 with The Acacia Group. Since March 1999 he has served as a Director of Gold Terra, Inc. Mr. Schwartz s business address is P.O. Box 210383, Chula Vista, CA 91921.

Douglas Werner, age 51, has served as a director of your fund since
December 20, 1994. Since 1993 Mr. Warner has served as President of Tracks Publishing, a publishing firm located in Chula Vista, California. Since 1980, he has been President and owner of Werner Graphics, a graphic design firm located in Chula Vista, California. Mr. Werner s business address is 140 Brightwood Ave., Chula Vista, CA 92010.

Ms. Freeland and Messrs. Rollings, Schwartz and Werner are independent directors, as described below. None of the nominees are directors of any other Reporting Companies. "Reporting Companies" include companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or subject to the requirements of Section 15(d) of the 1934 Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

Your fund s Board has one class of Directors having a term of one year.
These terms continue, however until successors are duly elected and qualified. Each nominee has consented to continue to serve if elected. If any of the nominees should become unavailable, the persons named in the proxy card will vote in their discretion for another person or persons who may be nominated as Directors. Each nominee will serve until the 2003 Annual Meeting of Shareholders.

What are the Directors  Responsibilities?

Your fund s Directors are responsible for the general oversight of your fund s affairs and for assuring that your fund is managed in the best interests of its shareholders. The Directors regularly review your fund s investment performance as well as the quality of other services provided to your fund and its shareholders by Centurion Counsel and its affiliates, including administration and shareholder servicing. At least annually, the Directors review and evaluate the fees and operating expenses paid by your fund for these services and negotiate changes that they deem appropriate. In carrying out these responsibilities, the Directors are assisted by an independent administrative staff and by your fund s auditors, counsel and other experts as appropriate, selected by and responsible to the Directors.

Your fund s Directors have determined that the efficient conduct of your fund s affairs makes it desirable to delegate responsibility to committees for certain specific matters to the Nominating and Compensation Committee and the Audit Committee, respectively. These committees are authorized to act for the Directors as specified in their charters. Each committee may utilize the resources of your fund s staff, counsel and auditors as well as other experts. The committees meet as often as necessary, normally in conjunction with regular meetings of the Directors. The membership and chairman of each committee are appointed by the Directors.

The 1940 Act requires that your fund have a minimum proportion of independent Directors who are not affiliated in any way with your fund s investment advisor, principal underwriter or any broker-dealer. These independent Directors must vote separately to approve all financial arrangements and other agreements with your fund s investment advisor and other affiliated parties. The role of independent Directors has been characterized as that of a "watchdog" charged with oversight to protect shareholders interests against overreaching and abuse by those who are in a position to control or influence a fund. The Directors of your fund believe that independent Directors should represent at least two-thirds of the members of the board. Your fund s independent Directors usually meet as a group in executive session prior to each board meeting.

How Large a Stake Do the Directors and Officers Have in the Centurion Counsel Funds?

Based on their beneficial ownership as of March 15, 2002, the Directors and officers of your fund owned a total of 14,339 shares of your fund as of that date, comprising less than 2.4% of the outstanding shares of the fund.

The Directors own Market Neutral Fund shares as set forth in the following table. None of the Directors own shares in the other Centurion Counsel Fund series.

                         Year First Elected        No. of Shares of
Director                   as Director          Market Neutral Fund (percent)

Carol Ann Freeland           1992                   None

Jack K. Heilbron             1989                   4,788 (1.0%)

Sumner J. Rollings           2001                   9,030 (1.8%)

Thomas J. Schwartz           2001                   None

Douglas Werner               1994                   521 (0.1%)




Board members historically do not have a policy of having substantial investments in one or more of our funds.

What Are Some of the Ways in Which the Directors Represent Shareholder
Interests?

Among other ways, the Directors seek to represent shareholder interests by:

* carefully reviewing your fund s investment performance on an individual basis with your fund s portfolio manager;

* carefully reviewing the quality of the various other services provided to your fund and the shareholders by the Advisor and its affiliates;

* discussing with senior management of the Advisor steps being taken to address any performance deficiencies;

* conducting an in-depth review of the fees paid by your fund and by negotiating with the Advisor to ensure that such fees remain reasonable and competitive with those of other mutual funds, while at the same time providing the Advisor sufficient resources to continue to provide high quality services in the future;

* reviewing brokerage costs and fees, allocations among brokers, soft dollar expenditures and similar expenses of your fund;

* monitoring potential conflicts between your fund and the Advisor and its affiliates to ensure that your fund continues to be managed in the best interests of the shareholders.

During the fiscal year ended December 31, 2001, there were four meetings of the Board and one meeting of each of the Audit Committee and the Nominating and Compensation Committee, both of which were formed in April 2001. Each of the Directors then in office attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the Director served. There was 100% attendance at the meetings of the Audit Committee and the Nominating and Compensation Committee.

What Are the Directors Paid for Their Services?

The Directors meet at least four times during the current fiscal year to review the operations of your fund and your fund s investment performance. The Directors also oversee the services furnished to your fund by Centurion Counsel and various other service providers. Your fund currently pays each independent Director an annual retainer of $200 and a fee of $400 per Board meeting attended. Directors do not receive an additional fee for serving on the Audit Committee. Members of a committee are not compensated for any committee meeting held on the day of a Board meeting.

The table below indicates the total fees paid to Directors by your fund and by our other two fund series. These Directors also serve as directors of the other fund series which may hold meetings at different dates and times. The Directors and your fund s management believe that having the same individuals serving on the boards of our other funds enhances the ability of each fund to obtain, at a relatively modest cost to each separate fund, the services of high caliber, experienced and knowledgeable independent Directors who can more effectively oversee the management of the funds.


                     Aggregate       Pension or         Total
                   Compensation      Retirement       Compensation
Name of Person;         Paid          Benefits         From the
Position           by Your Fund*       Accrued        Fund Complex

Carol A. Freeland       $1,200           -0-            $1,200
Director


Sumner Rollings           -0-            -0-               -0-
Director

Thomas E. Schwartz        1,400          -0-             1,400
Director

Douglas Werner           1,400           -0-             1,400
Director

Jack K. Heilbron
Chairman, President, Chief -0-           -0-              -0-
Executive Officer, Chief
Financial Officer


*Compensation received for the fiscal year ended December 31, 2001.

Mr. Heilbron and certain other Officers of your fund are officers, directors and/or shareholders of CI Holding and its other subsidiaries and may receive indirect remuneration due to their participation in management fees and other fees received from your fund by the Advisor and their affiliates. The Advisor or its affiliates pay the salaries and expenses of the Officers. No pension or retirement benefits are accrued as part your fund expenses.

PROPOSAL 2: RATIFICATION OR REJECTION OF INDEPENDENT AUDITORS

How Are Independent Auditors Selected?

The Audit Committee selects and recommends your funds independent auditors. The Audit Committee reviews the maintenance of your fund s records and the safekeeping arrangements of your fund s custodian, reviews both the audit and non-audit work of your fund s independent auditors, and submits a recommendation to the Board as to the selection of independent auditors.

Which Independent Auditors Did the Board Select?

Upon the recommendation of the Audit Committee, the Board selected the firm of Squire & Company as auditors of your fund for the current fiscal year. Squire & Company has examined and reported on the fiscal year-end financial statements, dated December 31, 2001, and certain related U.S. Securities and Exchange Commission filings. You are being asked to ratify the Board s selection of Squire & Company for the current fiscal year. Services to be performed by the auditors include examining and reporting on the fiscal year-end financial statements of your fund and certain related filings with the U.S. Securities and Exchange Commission. Squire & Company has served as your funds independent auditors since 1986. Squire & Company does not serve as independent auditors for CI Holding or any of its affiliates.

Neither the firm of Squire & Company nor any of its members have any material direct or indirect financial interest in your fund. Representatives of Squire & Company are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.

PROPOSAL 3: OTHER BUSINESS

The Directors know of no other business to be presented at the Meeting. However, if any additional matters should be properly presented, proxies will be voted or not voted as specified. Proxies reflecting no specification will be voted in accordance with the judgment of the persons named in the proxy. Because your fund did not have notice of any such matters before March 15, 2002, the persons named as proxies may exercise their discretionary voting power with respect to any matter presented at the Meeting.

FUND INFORMATION

Officers. Set forth below are the names and some background information for each of our officers.

Jack K. Heilbron, our Chairman, President, Chief Investment Officer and
Chief Financial Officer since 1989. He is 51 years old. Background information for Mr. Heilbron is presented in a prior portion of this proxy statement.

Mary R. Limoges our Vice President since 1989, is 46 years old. Ms. Limoges has served as an officer and director of NetREIT since its inception and serves as a registered principal of Royal Alliance, Inc. Since 1982, Ms. Limoges has also served as an officer and/or director of CI Holding and its subsidiary companies, including Centurion Counsel and Centurion Group, and until March 2002, PIM Financial Services, Inc. Ms. Limoges holds the professional designations of registered representative and registered principal with the NASD and a member of the International Association for Financial Planning. Ms. Limoges is the spouse of Mr. Heilbron.

Dawn McDaniel, our Controller, is 36 years old. Ms. McDaniel also serves as controller of CI Holding and each of its subsidiary companies. She has been a full-time employee of one or more of these companies since 1992. Ms. McDaniel holds the professional designations of registered principal and registered financial principal with the NASD.

The officers of your fund are appointed by the Directors and serve at the pleasure of the Board. All of the officers of your fund are employees of Centurion Counsel or its affiliates. Because of their positions with Centurion Counsel or its affiliates or their ownership of stock of CI Holding Company, Inc., the parent corporation of Centurion Counsel, Jack K. Heilbron, (nominee for Director of your fund), as well as the officers of your fund, will benefit from the management fees, custodian fees, and investor servicing fees paid or allowed by the fund.

The Investment Advisor. The Investment Advisor of your fund is Centurion Counsel, Inc., a California corporation with offices at 365 So. Rancho Santa Fe Rd., 3rd Floor, San Marcos, CA 92069. Pursuant to an investment advisor agreement, the Advisor manages the investment and reinvestment of fund assets. The Advisor is a wholly owned subsidiary of Centurion Group, Inc., which in turn is a subsidiary of CI Holding Group, Inc.

The Administrator. The administrator of your fund is Centurion Group, Inc. with offices at 365 So. Rancho Santa Fe Rd., 3rd Floor, San Marcos, CA 92069. Centurion Group is a wholly owned subsidiary of CI Holding Group, Inc. Pursuant to an administration agreement, Centurion Group, Inc. performs certain administrative functions for your fund.

The Transfer Agent. The transfer agent, registrar and dividend disbursement agent for your fund is Centurion Group, Inc.

The Custodian. The custodian for your fund is US Bank, formerly known as Firstar Bank, at 425 Walnut Street, Cincinnati, Ohio 45202.

Outstanding Shares. As of March 15, 2002, the Market Neutral , the Growth Fund and the Real Estate Fund had 501,561 shares outstanding and total net assets of $2,298,745. From time to time, the number of shares held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding. To the knowledge of your fund s management, as of March 15, 2002, no one owned beneficially more than 5% of the outstanding shares of your fund.

Annual and Semi-Annual Reports. Your fund will furnish, without charge, a copy of our annual report and our most recent semi-annual report succeeding the annual report to a shareholder upon request made to Ms. Dawn McDaniel, telephone (760) 471-8536 or fax at (760) 471-0132 or forward a written request to your fund at its offices or email us at centurioncounsel.com.

Limitation of Director Liability

The Articles of Incorporation of your fund provides that the fund will indemnify its Directors and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Agreement and Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Director of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

Independent Auditors

Squire & Company, 1329 South 800 East, Orem, Utah 84097, independent accountants, has been selected by the Directors as the independent auditors of your fund for the current fiscal year. The Audit Committee of the Board of Directors unanimously approved the selection of Squire & Company and the Directors unanimously approved such selection at its February 8, 2002 meeting. This firm also serves as the auditor for various other funds. It was selected primarily on the basis of its expertise as auditors of investment companies, the quality of its audit services and the competitiveness of its fees. A representative of the independent auditors is not expected to be present at the meeting but will be available if necessary.


The following table sets forth the aggregate fees billed for professional services rendered by your fund s principal accountants:

                                   Financial Information
            Audit Fees for All      Systems Design and
Audit Fees Centurion Counsel Funds Implementation Fees   All Other Fees

$6,200           $6,200                 $0                  $6,700



The fees disclosed in the table above under the caption "Audit Fees" are the aggregate fees billed for professional services rendered for the audit of your fund s annual financial statements for the most recent fiscal year. The fees disclosed under the caption "Audit Fees for All Centurion Counsel Funds" are the aggregate fees billed for professional services rendered for the audits of all Centurion Counsel Funds for which your fund s independent accountants served as auditors for each such fund s most recent fiscal year ending on or before your fund s most recent fiscal year end. The fees disclosed under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" include fees billed for services, if any, rendered for your fund s most recent fiscal year to your fund, to Centurion Counsel and to any entity controlling, controlled by or under common control with Centurion
Counsel that provides services to the fund.

The Audit Committee is responsible for making recommendations to the Directors as to the selection of your fund s auditors. The Audit Committee has also established a policy, in addition to other practices and requirements relating to the selection of the fund s auditors, that all non-audit services proposed to be performed by your fund s principal accountants for the fund, Centurion Counsel and certain related parties be considered and approved by the Audit Committee or by an authorized representative of the committee in advance of the provision of such services. This pre-clearance policy calls for the consideration, among other things, of whether the provision of the proposed services would be compatible with maintaining the independence of your fund s principal accountants.

Audit Committee

The members of the Audit Committee of your fund include only Directors who are not "interested persons" of the fund or Centurion Counsel. Each member of the Audit Committee is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. The Directors have adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee currently consists of Ms Freeland, Chairman, Mr. Schwartz, and Mr. Werner. Since the Committee was established in April 2001, the Audit Committee of the Centurion
Counsel Funds met one time.

The Audit Committee of your fund has submitted the following report:

The Audit Committee has reviewed and discussed with management of your fund the audited financial statements for the last fiscal year. The Audit Committee has discussed with your fund s independent auditors the matters required to be discussed by Statements on Auditing Standard No. 61 (SAS 61). SAS 61 requires independent auditors to communicate to the Audit Committee matters including, if applicable: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
(3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor s conclusions regarding the reasonableness of those estimates; and
(4) disagreements with management over the application of accounting principles and certain other matters. The Audit Committee has received the written disclosures and the letter from your fund s independent accountants required by Independence Standards Board Standard No. 1 (requiring auditors to make written disclosures to and discuss with the Audit Committee various matters relating to the auditor s independence), and has discussed with such accountants the independence of such accountants. Based on the foregoing review and discussions, the Audit Committee recommends to the Directors thatthe audited financial statements for the last fiscal year be included in your fund s annual report to shareholders for the last fiscal year.


Ms. Freeland, Chairman


Audit Committee Report

Your funds Board of Directors has adopted and approved a formal written charter for the Audit Committee, which set forth the Audit Committees responsibilities. A copy of the charter is attached as Exhibit "A" to this Proxy Statement.

As required by the charter, the Audit Committee reviewed your funds audited financial statements and met with management, as well as with Squire & Company, your funds independent auditors, to discuss the financial statements.

The Audit Committee received the written disclosures and the letter from Squire & Company required by Independence Standards Board No. 1. The Audit Committee also received the report of Squire & Company regarding the results of their audit. In connection with its review of the financial statements and the auditors report, the members of the Audit Committee discussed with the representative of Squire & Company, their independence, as well as the following: the auditors responsibilities in accordance with generally accepted auditing standards; the auditors responsibilities for information prepared by management that accompanies your funds audited financial statements and any procedures performed and the results; the initial selection of, and whether there were any changes in, significant accounting policies or their application; managements judgments and accounting estimates; whether there were any significant audit adjustments; whether there were any disagreements with management; whether there was any consultation with other accountant; whether there were any major issues discussed with management prior to the auditors retention; whether the auditors encountered any difficulties in dealing with management in performing the audit; and the auditors judgments about the quality of the Companys accounting principals.

Based on its discussions with management and your funds auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in your funds Annual Report to Shareholders for the fiscal year ended December 31, 2001 for filing with the U.S. Securities and Exchange Commission.

                   THE AUDIT COMMITTEE
Ms. Freeland, Chairman     Appointed to the Committee on April 8, 2001.

Mr. Schwartz	         Appointed to the Committee on April 8, 2001

Mr. Werner	               Appointed to the Committee on April 8, 2001

FURTHER INFORMATION ABOUT VOTING
AND THE SHAREHOLDERS  MEETING

Solicitation of Proxies. Your vote is being solicited by the Board of Directors of your fund. The cost of soliciting proxies is borne by your fund. Your fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. Your fund will not retain a professional proxy solicitation firm to assist with any necessary solicitation of proxies. Your fund expects that the solicitation would be primarily by mail, but also may include telephone, telecopy or oral solicitations. If your fund does not receive your proxy by a certain time you may receive a telephone call from a professional proxy solicitation firm asking you to vote. Your fund does not reimburse Directors and Officers of your fund, or regular employees and agents of the Investment Manager involved in the solicitation of proxies. Your fund intends to pay all costs associated with the solicitation and the Meeting.

Voting by Broker-Dealers. Your fund expects that, before the Meeting, broker-dealer firms holding shares of your fund in "street name" for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms proxy solicitation materials, your fund understands that NYSE Rules, which most brokers are expected to follow, permit the broker-dealers to vote on the proposals to be considered at the Meeting on behalf of their customers and beneficial owners. Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting these shares in the same proportion as they vote shares for which they received instructions.

Quorum. A majority of the shares entitled to vote present in person or represented by proxy constitutes a quorum at the Meeting. The shares over which broker-dealers have discretionary voting power, the shares that represent "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

Methods of Tabulation. Proposal 1, the election of Directors, requires the affirmative vote of the holders of a plurality of your fund s shares present and voting on the Proposal at the Meeting. Proposal 2, ratification of the selection of the independent auditors, requires the affirmative vote of a majority of your fund s shares present and voting on the Proposal at the Meeting. Proposal 3, for the proxyholders to have discretion to vote on any other business that may properly come before the Meeting, or any adjournments thereof, requires the affirmative vote of a majority of your fund s shares present and voting on the Proposal at the Meeting. Abstentions and broker non-votes will be treated as votes not cast and, therefore, will not be counted for purposes of obtaining approval of each Proposal.

Adjournment. In the event that a quorum is not present at the Meeting, the Meeting will be adjourned to permit further solicitation of proxies. In the event that a quorum is present, but sufficient votes have not been received to approve one or more of the Proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to those Proposals. The persons named as proxies will vote in their discretion on questions of adjournment those shares for which proxies have been received that grant discretionary authority to vote on matters that may properly come before the Meeting.

Shareholder Proposals. Your fund anticipates that its next annual meeting will be held in May 2003. Shareholder proposals to be presented at the next annual meeting must be received at your fund s offices, 365 So.
Rancho Santa Fe Rd., 3rd Floor, San Marcos, CA 92069, Attn: Secretary, no later than January 15, 2003, in order to be included in your fund s proxy statement and proxy card relating to that meeting and presented at the meeting. Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement. A shareholder who wishes to make a proposal at the 2003 Annual Meeting of Shareholders without including the proposal in your fund s proxy statement should notify your fund, at your fund s offices, of such proposal by March 15, 2003. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2003 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

By order of the Board of Directors,

Dawn McDaniel
Secretary

April 15, 2002






EXHIBIT A


CENTURION COUNSEL FUNDS, INC.
Centurion Counsel Market Neutral Fund
Centurion Counsel Growth Fund
Centurion Counsel Real Estate Fund

AUDIT COMMITTEE CHARTER

PURPOSE AND COMPOSITION

The primary purpose of the audit Committee is to oversee for the above listed Centurion Counsel Funds, Inc. (each, a "Fund" and collectively, the "Funds") the Fund s accounting and financial reporting policies and practices and internal controls, assure the quality and objectivity of the independent audit and the Fund s financial statements, act as a liaison between the Board of Directors and the Fund s external auditors and management, and periodically report to the Board of Directors. The function of the Audit Committee is oversight with respect to the integrity of the financial statements. The maintenance of adequate systems of internal control is the responsibility of Fund management. This Charter affirms and recognizes that the independent auditors for the Fund are ultimately accountable to the Board of Directors and the Audit Committee.

The Committee shall consist of not fewer than three Directors of the Board of Directors that are non-interested Directors as defined in the Investment Company Act of 1940, as amended (the "1940 Act") ("Independent Directors"). Audit Committee members shall be selected by a majority of the Independent Directors of the Fund. One member shall be designated by the Audit Committee members as Chairman of the Audit Committee.

DUTIES AND RESPONSIBILITIES

The Audit Committee shall have the following duties and responsibilities:

The Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

Review audits of the financial records of the Fund and the audit report of the independent auditors.

Confer with management of the Fund and the independent auditors regarding accounting and financial statement matters.

Review the annual audit plan of the independent auditors to provide reasonable assurance that the major risk exposure areas of the Fund are adequately audited. Discuss the extent of reliance by independent auditors on work of the internal auditors.

Review fee arrangements of the independent auditors as negotiated by management.

Review Statement on Auditing Standards No. 61 issues with the independent auditors. This Statement governs the required communication of independent auditors with audit committees and includes such items as independence, disagreements with management, management judgments and accounting estimates, and significant accounting policies. The Audit Committee will request that the independent auditors provide a written statement on a periodic basis delineating all relationships between the independent auditors and the Fund and its manager, and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.
It will recommend, when necessary, that the Board of Directors take appropriate action in response to the independent auditors report to satisfy itself of the auditors independence.

Review with management and the independent auditors the Fund s financial disclosure documents filed with the U.S. Securities and Exchange commission ("SEC") (e.g., annual financial statements ) and to assure that independent auditors have been engaged to review such financial statements of the Fund as may from time to time be required to be reviewed by independent auditors by rule of the SEC.

Following completion of the annual audit, review with management and the independent auditors the findings and recommendations on internal control and accounting procedures as presented in the independent auditors management letter required by Independence Standards Board No. 1, as may be modified or supplemented, together with applicable management responses.

As necessary, consult with the Fund s Chief Financial Officer regarding the adequacy of internal accounting controls and the ongoing findings of the internal auditors.

Confer with counsel regarding investigations and any material pending litigation. Review with management and the independent auditors the expected impact of any such matters on the financial statements.

Obtain guidance from the independent auditors on new pronouncements by the FASB, AICPA, SEC or others having an effective date subsequent to the year-end which will require accounting policy changes or additional disclosures in future financial statements and the anticipated effect. Review the independent auditors views as to desirability and means of early adoption.

Review bases of accounting and valuation for marketable securities, changes in the market value since year-end, method of determining market value of securities not publicly traded and marketability of all items included in this classification, including any material pricing errors for the Fund for the period.

Review the cooperation of management in promptly furnishing all information requested by the independent auditors.

As necessary, review inspection reports from regulatory authorities.


MEETINGS

The Audit Committee shall hold meetings at such times as deemed necessary by the Chairman of the Audit Committee or the President of the Fund. Reasonable notice of all meetings shall be given at the direction of the Chairman of the Audit Committee. The agenda shall be established by the Chairman of the Audit Committee.

A majority of the members shall constitute a quorum of the Audit Committee for the transaction of its business.

The Chief Financial Officer will have an independent reporting relationship and accountability to the Audit Committee and serve as a liaison between the Fund and the Audit Committee.

The Secretary shall give notice of and shall customarily attend all meetings of the Audit Committee. The Chairman of the Audit Committee may invite other Fund officers to participate in Audit Committee meetings. The Audit Committee may, at its discretion, meet in executive session without the presence of Fund officers.


REPORTING

At the close of the Fund s fiscal year, the Chairman of the Audit Committee shall report to the Board of Directors on the results of its reviews and make such recommendations as deemed appropriate and at such other times as the Board of Directors requests or as the Audit Committee deems appropriate. The Committee will keep minute of its meetings and will make such minutes available as requested to the full Board for its review.


PERIODIC RESPONSIBILITIES

The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any changes as may be deemed necessary to the full Board of Directors.

The Audit Committee shall review policies and procedures covering officers / directors expense accounts and prequisites, including their use of corporate assets and consider the results of any review of those areas by the independent accountants.

The Committee will review with the Compliance Officer the results of their examination of compliance with the Fund s Code of Ethics.



Approved by Audit Committees
Adopted by Board of Directors






                                 ATTACHMENT A
                                     to
                           AUDIT COMMITTEE CHARTER
                                     of
                         CENTURION COUNSEL FUNDS, INC.


1.Independence Defined. Independence for purposes of the Audit Committee Charter means that Directors is free of any relationship to the Fund, the Fund s investment manager ("Investment Manager") or their affiliates that could influence his or her judgement as a committee member or that may interfere with the exercise of their independence from management and the Fund.

2.Membership Qualifications. In addition to the definition of Independence provided in paragraph 1 above, the following restrictions shall apply to Audit Committee members:

   (a)Financial Literacy. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Fund s Board in its business judgement, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

   (b)Employees. A Director who is an employee (including non-employee executive officers) of the Fund, the Investment Manager or any of their affiliates may not serve on the Audit Committee until three years following termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Fund, the Investment Manager or their affiliates, the Director could serve on the Audit Committee after three years following the termination of the relationship between the Fund and the former parent or predecessor of the Fund, the Investment Manager or their affiliates.

   (c)Business Relationship. A Director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Fund, or (ii) who has a direct business relationship with the Fund (e.g., a consultant) may serve on the Audit Committee only if the Fund s Board of Directors determines in its business judgment that the relationship does not interfere with the Director exercise of independent judgment. In making a determination regarding the independence of a Director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Fund, the Investment Manager or their affiliates, to the Director and, if applicable, to the organization with which the Director is affiliated. Business relationships can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A Director can have this relationship directly with the Fund, or the Director can be a partner, officer or employee of an organization that has such a relationship. The Director may serve on the Audit Committee without the above-referenced
Board of Directors determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the Director is affiliated and the Fund, (2) the relationship between the Director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the Director and the Fund.

   (d)Cross Compensation Committee Link. A Director who is employed as an executive of a corporation where any of the Fund s executives serves on that corporation s compensation committee may not serve on the Audit Committee.

   (e)Immediate Family. A Director who is an Immediate Family member of an individual who is an executive officer of the Fund, the Investment Manager or any of their affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship.

   (f)Independence Requirement of Audit Committee Members. Notwithstanding the requirements of subparagraphs 2(b) and 2(e) hereof, one Director who is no longer an employee or who is an Immediate Family member of a former executive officer of the Fund, the Investment Manager or their affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Audit Committee if the Fund s Board of Directors determines in its business judgment that membership on the Audit Committee by the individual is required by the best interests of the Fund and its shareholders, and the Fund discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

3.Definitions

* Immediate Family shall have the meaning specified in Section 303.02 (A of the NYSE Listed Company Manual.

* Affiliate includes a subsidiary, sibling company, predecessor, parent company,or former parent company.

* Officer shall have the meaning specified in Rule 16a-1(f) under the Securities Exchange Act of 1934, or any successor rule.